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                                                                EX-99.B8-FEESCH



                       INVESTORS FIDUCIARY TRUST COMPANY
                                  FEE SCHEDULE
                   JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS

I. TRANSFER AGENCY

    A.   Base Fee

         September 9, 1994 through December 31, 1994 - $1,500 per portfolio/cusip per month
         January 1, 1995 through December 31, 1995 - $1,750 per portfolio/cusip per month

         Note: Includes TA2000 System and Corporate Support; base fee is excluded from monthly minimum fee.

    B.   Minimum Fee

         $3,000 per portfolio/cusip per month

         Note: Minimum supersedes items outlined in I.C. provided the total applicable charges per portfolio included in I.C. do not exceed the minimum.

    C.   Account Maintenance and Processing Fees

         Open Accounts:
              Daily Dividend Portfolios - $19.25 per account per year Monthly Dividend Portfolios - $17.25 per account per year Quarterly (or less frequent) Dividend Portfolios - $14.25 per account year

         Closed Accounts - $2.95 per account per year











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INVESTORS FIDUCIARY TRUST COMPANY
FEE  SCHEDULE
JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS
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         IFTC Processed Transaction Fees:
               New Account Set Up - $3.50
               NSCC New Account Set Up - $1.50
               Manual Financial Transactions - $1.60
               Maintenance Transactions - $1.30
               Research Items (non-AWD) - $2.65
               Correspondence - $2.65
               Shareholder Related Calls - $2.10
               Confirmed Orders/Wire Orders/Omnibus Account
                    Transactions - $2.65
               Checkwriting Transactions (including signature
                    verification) - $.035

      D.  Federal Fund Wires

          Federal Fund Wires received or delivered - $6.00

      E.  Shareowner Charges

          Fiduciary Trustee Fees:
              IRAs/SEPs - $12 per account per year
              Qualified Plans - $25 per social security number per plan













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INVESTOR FIDUCIARY TRUST COMPANY
FEE SCHEDULE
JACKSON NATIONAL CAPITAL MANAGEMENT FEES
PAGE 3 OF 4





      F.  Optional Services

          Asset Allocation - $2.50 per nucleus account per year
          Asset Reallocation - $.30 per nucleus account per year
          Dealer Maintenance - $2.50 per transaction
          Front End Load Fund - $1.45 per account per year
          Contingent Deferred Sales Charge/Sharelot Accounting - $3.00 per account per year
          12b- 1 Processing - $0.30 per open and closed account per cycle
            ($.90 minimum per year)
          Fulfillment Calls - $2.50
          Sales and Management Information System (SAMIS):
            Mainframe Hardcopy Reporting - $265 per month per applicable portfolio
            PC Based Remote SAMIS - $1,200 per month for the relationship Investor Facility - $1.20 per open account per year
          Average Cost System - $5,000 per year of history converted
          Mainframe Programming:
             Dedicated Programmer - $85,000 per year
                 Mainframe Programmer - $85,000 per year
                 Client Services Technical Support - $70,000 per year
             On-Request:
                 Mainframe Programmer - $65 per hour
                 Client Services Technical Support - $55 per hour
          *Business Analysis:
             Senior Staff Support - $55 per hour
             Staff Support - $35 per hour
             Clerical Support - $22 per hour
          *Audio Response System - see Exhibit A
          *NSCC - see Exhibit B
          Conversion Costs:
             Out of pocket expenses including costs such as travel and accommodations, programming, training, equipment installation, etc.
          Escheatment Costs - as incurred



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INVESTORS FIDUCIARY TRUST COMPANY
FEE SCHEDULE
JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS
PAGE 4 OF 4


NOTES TO THE ABOVE FEE SCHEDULE

A. The above schedule does not include out-of-pocket expenses that would be incurred by IFTC on the Fund's behalf. Examples of out-of-pocket expenses include but are not limited to forms, postage, mailing services, telephone line and long distance charges, disaster recover, magnetic tapes, printing, ACH bank charges, NSCC charges, proxy processing, microfilm/microfiche, etc. IFTC bills out-of-pocket expenses, separately from service fees on a monthly basis.

B. The fees stated above are exclusive of terminal equipment required at the client's location(s), communication line costs and all AWD/IWS licensing and hardware costs.

C. IFTC bills service fees monthly. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charges a late payment fee of 1% per month until payment of the fees are received by IFTC.

D. These fees, except for those indicated by an "*", are guaranteed through December 1995, subject to an annual increase in an amount not less than the annual percentage change in the Consumer Price Index (CPI) of the Kansas City Metropolitan Area. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date. Those items which have been marked by an "*" are established by other entities and therefore are subject to change with a 60 day notice and cannot be guaranteed for a one year period.


Fees Accepted By:

/s/                                    /s/  Larry C. Jordan
Investors Fiduciary Trust Company      Jackson National Capital Management


08-16-94                                08-17-94
Date                                    Date